EXHIBIT 10.4

Execution Original

PROMISSORY NOTE

$7,500,000.00	Austin, Texas	March 1, 2011

FOR VALUE RECEIVED, the undersigned, High Plains Energy, LLC, a Delaware limited liability company (“Maker”), hereby promises to pay to the order of James H. Edsel, Nancy Edsel, and James Edsel, Jr., each a resident of Travis County, Texas (collectively, “Payee”), the principal sum of Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00), as hereinafter described:

1.   Background.  Pursuant to the Partnership Interest Purchase Agreement dated as of March 1, 2011 (the “Purchase Agreement”), among Maker and Payee, Maker has purchased the Seller Interest from the Payee for the Purchase Price.  Pursuant to Section 2.2(b)(ii) of the Purchase Agreement, $7,500,000.00 of the Purchase Price is to be paid to Payee by Maker’s delivery of a promissory note to Payee in the stated principal amount of $7,500,000.00.  This note is the “Promissory Note” referred to in the Purchase Agreement and is subject to the terms and entitled to the benefits thereof pertaining to the Promissory Note.  Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

2.   Interest.

(a)   The unpaid principal balance of this note shall bear interest at a per annum rate of interest of five percent (5%).

(b)   During the continuance of a Default (as defined in Paragraph 4), all past-due principal of and interest on this note shall bear interest at the per annum rate of interest that is the lesser of (i) the Highest Lawful Rate or (ii) eighteen percent (18%).

(c)   All payments of interest shall be calculated on the basis of actual number of days elapsed, but computed as if each calendar year consisted of 365 or 366 days, as applicable.

3.   Payments and Prepayments.

(a)   Interest on this note will be paid monthly on the last calendar day of each month, beginning March 31, 2011, and with a final payment of all then outstanding accrued but unpaid interest due and payable on June 1, 2012 (the “Maturity Date”).

(b)   Principal on this note will be paid as follows:  $1,000,000.00 on June 1, 2011, and $1,500,000.00 on September 1, 2011, $2,000,000.00 on December 31, 2011, and $1,500,000.00 on each of March 1, 2012, and the Maturity Date.

(c)   Maker may make voluntary prepayments of all or any part of the principal of this note at any time and from time to time, without penalty.

(d)   Each payment or prepayment on this note must be paid at the principal address of Payee set forth on the last page of this note in funds which are or will be available for immediate use by Payee at the principal address of Payee on the day such payment or prepayment is due.

             JJ

 Initialed for Identification

Execution Original

(e)   Any payment that is due on a day that is a Saturday, Sunday, or a day on which banks in the State of Texas are authorized by law to be closed (a “Non-Business Day” ) shall be due and payable on the next succeeding business day (i.e. the next day that is not a Non-Business Day), notwithstanding any contrary provision contained in this note or in any agreement or instrument executed in connection with this note.

4.   Default; Remedies.

(a)   The term “Default,” as used in this note, means the occurrence of any one or more of the following events (including the passage of time, if any, specified therefor) (provided, that if any such event occurs and the Payee subsequently agrees in writing that it will not exercise any rights or remedies hereunder as a result of such event, the occurrence of such event shall no longer be deemed a “Default” hereunder insofar as the state of facts giving rise to such event is concerned):

(i)   the failure or refusal of Maker to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in this note, in the Purchase Agreement, in the Security Agreement (as defined in Paragraph 10 below), or in any other agreement or instrument securing the obligations of Maker under this note (other than covenants to pay principal of or interest on this note), and such failure or refusal continues uncured for a period of 15 days after receipt of notice from Payee;

(ii)   the occurrence of any “default” or “event of default” under any agreement or instrument entered into by Maker in connection with any existing or future debt or equity financing consummated by Maker;

(iii)   the discovery by Payee that any representation or warranty given by Maker in the Purchase Agreement or in any other Transaction Document is false, misleading, or erroneous in any material respect at the time given; or

(iv)   Maker shall (1) become insolvent, or (2) fail to pay its debts generally as they become due, or (3) become subject to a proceeding under, voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law (as herein defined), other than as a creditor or claimant, that would suspend or otherwise adversely affect the rights and remedies of Payee granted in this note, the Security Agreement, or any other agreement or instrument securing the obligations of Maker under this note (unless, in the event such proceeding is involuntary, the petition instituting the same is dismissed within 60 days after the filing thereof).  As used herein, the term “Debtor Relief Law”  means the Bankruptcy Act of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

             JJ

 Initialed for Identification

(b)   Should a Default occur and be continuing, Payee, at the option of Payee, may (i) declare the entire unpaid principal of and accrued interest on this note immediately due and payable, without further notice, demand, or presentment, all of which are hereby waived, and/or (ii) foreclose any liens or security interests securing all or any part hereof, and/or (iii) exercise any other right or remedy to which Payee may be entitled by agreement, at law, or in equity.

5.   Maximum Interest Rate.  Regardless of any provision contained herein, Payee shall never be entitled to contract for, charge, take, reserve, receive, or apply, as interest on this note any amount in excess of the Highest Lawful Rate (as hereinafter defined).  If Payee ever contracts for, charges, takes, reserves, receives, or applies as interest any such excess, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess shall promptly be paid to Maker.  In determining whether interest paid or payable exceeds the Highest Lawful Rate, Maker and Payee shall, to the maximum extent permitted under applicable Law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) “spread” the total amount of interest throughout the entire contemplated term hereof; provided that, if the principal hereof is paid in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence exceeds the Highest Lawful Rate, Payee shall refund the excess, and, in such event, Payee shall not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Highest Lawful Rate.  As used herein, the term “Highest Lawful Rate” means the maximum rate of interest (or, if the context requires, an amount calculated at such rate) which Payee is allowed to contract for, charge, take, reserve, or receive under applicable federal or state (whichever is higher) Law from time to time in effect after taking into account, to the extent required by applicable federal or state (whichever is higher) Law from time to time in effect, any and all relevant payments or charges under this note.  In no event shall the provisions of Chapter 346 of the Texas Finance Code apply to this note.  To the extent that Payee is relying on Chapter 303 of the Texas Finance Code to determine the Highest Lawful Rate payable on this note, Payee will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended.  To the extent United States federal Law permits Payee to contract for, charge, take, receive, or reserve a greater amount of interest than under Texas Law, Payee will rely on United States federal Law instead of such Chapter 303 for the purpose of determining the Highest Lawful Rate.  Additionally, to the extent permitted by applicable Law now or hereafter in effect, Payee may, at its option and from time to time, utilize any other method of establishing the Highest Lawful Rate under such Chapter 303 or under other applicable Law by giving notice, if required, to Maker as provided by applicable Law now or hereafter in effect.

6.   Certain Waivers.  Maker and each surety, endorser, guarantor, and other party ever liable for payment of any part hereof jointly and severally waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their liability on this note shall not be affected by, and hereby consent to, any renewal or extension in the time of payment hereof, any indulgences, or any release or change in any security for the payment of this note.

             JJ

 Initialed for Identification

Execution Original

7.   ENTIRETY.  THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

8.   GOVERNING LAW.  THE VALIDITY, CONSTRUCTION, AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA.

9.   Parties Bound.  This note is binding upon and shall inure to the benefit of Maker, Payee, and their respective permitted successors and assigns.  Maker may not assign any of its rights or obligations hereunder without Payee’s prior written consent, and any purported assignment thereof without Payee’s prior written consent shall be void and ineffective.

10.   Security.  This note is secured by the liens and security interests granted by Maker to Payee pursuant to the Partnership Interest Pledge and Security Agreement and Collateral Assignment of even date herewith (the “Security Agreement”) between Maker and Payee, as defined and described in the Purchase Agreement (to which document reference is made for a more complete description of the collateral, the nature and extent of the security, and the rights of Payee) in respect thereof.

11.   Collection.  Maker agrees to pay the reasonable costs and expenses incurred by or on behalf of Payee in collecting, or attempting to collect, the amounts due to Payee under this note, or to enforce any provision hereof, including, without limitation, reasonable attorney’s fees and expenses.

12.   No Waiver.  No waiver by Payee of any rights or remedies under this note shall be considered a waiver of any other subsequent right or remedy.  No delay or omission in the exercise by Payee of any rights or remedies, or in the enforcement of any such rights or remedies, shall be held to exhaust any other right or remedy.

13.   Principal Address of Payee.  The principal address of Payee for all purposes related to this note, including the address for payments and prepayments on this note, is as follows:

James H. Edsel Barton Oaks Plaza 1, Suite 435 901 South MoPac Expressway Austin, Texas 78746 Facsimile: (512) 732-9999

[Signature Page Follows]

             JJ

 Initialed for Identification

Execution Original

MAKER: High Plains Energy, LLC

By: /s/ J. Johnson
Name: J. Johnson
Title Managing Member

ACKNOWLEDGED AND AGREED:

PAYEE:

/s/ James Edsel
James Edsel

/s/ Nancy Edsel
Nancy Edsel

/s/ James Edsel, Jr.
James Edsel, Jr.

             JJ

 Initialed for Identification